EXHIBIT 10.4
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                              DATAWATCH CORPORATION
                                 DESCRIPTION OF
                                   FISCAL 2005
                         EXECUTIVE SALES INCENTIVE PLAN



The plan provides for payment of a commission of 2% of any increase in the revenues of desktop and server products, compared to the same period in fiscal 2004, to the Senior Vice President of Desktop & Server Products (John Kitchen) and 1% of any increase in the revenues of enterprise products (including Datawatch/ES, Visual/QSM and Visual/HD), compared to the same period in fiscal 2004, to the Senior Vice President of Enterprise Solutions (Calvin MacKay). The plan is open-ended in value but closed into a fixed term for the 2005 fiscal year ending September 30, 2005. The incentive payments will be measured and paid on a quarterly basis, and the officer must remain an employee at the end of a quarter to be eligible for a payment for the quarter.